EXHIBIT 10.2

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TRIUMPH GROUP, INC.
EXECUTIVE CASH INCENTIVE COMPENSATION PLAN

(Effective April 1, 2018)

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TABLE OF CONTENTS

ARTICLE I	PURPOSE 1

ARTICLE II	DEFINITIONS 1

ARTICLE III	BACKGROUND AND ELIGIBILITY 4

ARTICLE IV	INCENTIVE AWARDS 5

ARTICLE V	PERFORMANCE GOALS 5

ARTICLE VI	TERMINATION OF EMPLOYMENT 5

ARTICLE VII DETERMINATION OF INCENTIVE AWARDS	5

ARTICLE VIII CHANGE OF CONTROL	6

ARTICLE IX	MISCELLANEOUS 6

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ARTICLE I
PURPOSE
The purpose of the Plan is to promote the achievement of the Company’s short- and long-term, targeted business objectives by providing competitive cash-incentive reward opportunities to those selected executive officers and other key members of management who can significantly impact the Company’s performance. The Plan enhances the Company’s ability to attract, develop and motivate individuals as members of a talented management team while aligning their interest with those of the stockholders.

ARTICLE II
DEFINITIONS
As used in the Plan, the following terms shall have the following meanings:
2.1“Affiliate” means any entity that is, directly or indirectly, controlled by, under common control with or controlling the Company or any entity in which the Company has a significant ownership interest as determined by the Committee.
2.2“Award Period” mean a period of at least six months and no longer than three consecutive Plan Years for an Incentive Award.
2.3“Board” means the Board of Directors of the Company.
2.4“Cause” has the meaning set forth in the Participant’s employment or similar agreement with the Employer or any severance or similar agreement or plan, or, if no such agreement or plan is in effect, means (a) the willful and continued failure by the Participant (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) to perform substantially the duties and responsibilities of the Participant’s position with the Employer after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed such duties or responsibilities; (b) the conviction of the Participant by a court of competent jurisdiction or a plea of nolo contendere for felony criminal conduct or a crime involving moral turpitude; or (c) the willful engaging by the Participant in fraud or dishonesty which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise. No act, or failure to act, on the Participant’s part shall be deemed “willful” unless committed or omitted by the Participant in bad faith and without reasonable belief that the Participant’s act or failure to act was in, or not opposed to, the best interest of the Company. It is also expressly understood that the Participant’s attention to matters not directly related to the business of the Employer shall not provide a basis for termination for Cause so long as the Board has approved the Participant’s engagement in such activities.
2.5“Change of Control” means any of the following:
(a)Any individual, entity or group (a “Person”) (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated entity or (iv) any acquisition pursuant to a transaction that complies with (c)(i), (c)(ii) and (c)(iii) of this definition;
(b)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, if the definition of Change in Control set forth in the Company’s 2018 Equity Compensation Plan, as amended or superseded from time to time (the “Equity Plan”), is amended or modified, then such change shall apply to and change the definition of Change in Control under the Plan.
2.6“Chief Executive Officer” means the chief executive officer of Triumph Group, Inc.
2.7“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
2.8“Committee” means the Compensation and Management Development Committee of the Board.
2.9“Company” means Triumph Group, Inc., a Delaware corporation or its successor.
2.10“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months. Whether an individual has a Disability shall be confirmed by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Subsidiary or Affiliate in which the Participant.
2.11“Effective Date” has the meaning set forth in Section 3.1.
2.12“Employer” means the Company or any Subsidiary or Affiliate, as applicable.
2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
2.14“Incentive Award” means the award granted to a Participant under the Plan.
2.15“Incentive Award Letter” means the letter issued to the Participant by the Company setting forth the terms and conditions of an Incentive Award for an Award Period. A sample Incentive Award Letter is attached to the Plan as Exhibit A.
2.16“Overachievement Performance” means the level of attainment of Performance Goals for an Award Period at which the maximum Incentive Award under the Plan, will be earned.
2.17“Participant” means those officers who, at the time an Incentive Award is made under this Plan, are in Band 6 and above, and those otherwise subject to the reporting requirements of Section 16 of the Exchange Act or a direct report to the Chief Executive Officer.
2.18“Performance Goals” means financial or operating, stock performance-related or individually-based goals established for an Incentive Award by the Committee.
2.19“Plan” means this Triumph Group, Inc. Executive Cash Incentive Compensation Plan, effective as of the Effective Date, as amended from time to time.

2.20“Plan Year” means the fiscal year of the Company (April 1 - March 31).
2.21“Retirement” means a Participant’s retirement from active employment with the Company or a Subsidiary pursuant to its relevant policy on retirement as determined by the Committee.
2.22“Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
2.23“Target Incentive Award” means, for a Participant, the Incentive Award, expressed as a percentage of the Participant’s base salary in effect on the last day of the Award Period on which the Participant is employed with the Company, that the Participant will earn during an Award Period, subject to the attainment of the Performance Goals at Target Performance during the Award Period and subject to the other terms and conditions of the Plan.
2.24“Target Performance” means the level of attainment of Performance Goals for an Award Period at which a Target Incentive Award will be earned.
2.25“Threshold Performance” means the level of attainment of Performance Goals for an Award Period at which the minimum Target Incentive Award will be earned and below which no Incentive Award will be earned.
ARTICLE III
BACKGROUND AND ELIGIBILITY
3.1Effective Date. The Plan is effective as of April 1, 2018.
3.2Administration of the Plan.
(a)The Committee shall have full power and authority to construe, interpret and administer the Plan and to make rules and regulations subject to the provisions of the Plan. All decisions, actions, determinations or interpretations of the Committee shall be made in its sole discretion and shall be final, conclusive and binding on all parties.
(b)The Committee shall have the authority to approve Incentive Awards for the Chief Executive Officer and, as recommended by the Chief Executive Officer, the other Participants.
(c)The Committee shall have the authority to develop, implement and revise or amend, as applicable, Plan communications, summary plan descriptions, prospectuses and Plan procedures or processes, and provide such documentation to Participants in connection with awards made under the Plan.
3.3Eligibility and Participation. Participation in the Plan is limited to executives of the Company in Band 6 and above and other officers subject to reporting requirements of Section 16 of the Exchange Act or a direct report to the Chief Executive Officer.

ARTICLE IV
INCENTIVE AWARDS
4.1Incentive Awards. For each Award Period, the Committee shall designate (a) the Target Incentive Award for each Participant, (b) the Award Period and (c) the Performance Goals applicable to each Incentive Award. The amount of any Incentive Award earned will be based on the attainment of the designated Performance Goals over the Award Period, and may be pro-rated.
ARTICLE V
PERFORMANCE GOALS
5.1Performance Goals. Performance Goals and the Threshold Performance, Target Performance and Overachievement Performance levels for the applicable Award Period shall be designated in an Incentive Award Letter. Performance between the Threshold, Target and Overachievement Performance levels shall be determined by the Committee. Such Performance Goals may vary by Participant and by Incentive Award. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals and/or the determination of performance to prevent dilution or enlargement of the rights of Participants.
ARTICLE VI
TERMINATION OF EMPLOYMENT
6.1Forfeiture. If a Participant terminates his or her employment with the Company for any reason other than Retirement, death or Disability (as determined by the Committee) or if the Company terminates a Participant’s employment for Cause, in each case prior to the last day of an Award Period, any outstanding Incentive Award shall be forfeited, and such Participant will not receive payment of any outstanding Incentive Award.
6.2Termination without Cause. If a Participant’s employment is terminated without Cause by the Employer, the Committee has the authority to determine the impact of such termination without Cause on any outstanding Incentive Awards. Notwithstanding the foregoing, , if a severance plan or agreement or employment agreement in place at the time of a Change in Control provides for acceleration or different provisions for an Incentive Award, the terms of such severance plan or agreement or employment agreement shall control.
6.3Death, Disability and Retirement. A Participant whose employment terminates during an Award Period as a result of death, Disability or Retirement, shall be entitled to receive a pro-rata award from the beginning of the Award Period to the date of termination of employment. The Incentive Award Letter may vary these provisions, provided that, except as provided in Article VIII, an Incentive Award shall always be based on actual performance during the Award Period.
ARTICLE VII
DETERMINATION OF INCENTIVE AWARDS
7.1Determination of Incentive Award. As soon as practicable following the end of an Award Period, the Committee shall determine the extent to which each Incentive Award is earned, if any, based on the attainment of Performance Goals during the Award Period, and determine whether all other terms and conditions of the Incentive Award have been satisfied.

7.2Payment of Incentive Award. Upon approval by the Committee, the Incentive Award shall be paid in the next pay cycle applicable to the Participant; provided that in no event shall payment be made later than March 15th following the end of the calendar year in which the Award Period ends. In the event that a Participant dies prior to receiving an Incentive Award payment, the Company shall pay such Incentive Award to the beneficiary designated in writing by the Participant to the Committee, or in the absence of a designated beneficiary, to the Participant’s estate.
7.3Clawback Provision. The Company shall have the right to recoup or “claw back” any payment made with respect to a Participant under the Plan to the extent necessary to comply with applicable Federal securities laws or any Board- or Committee-approved plan or policy.
ARTICLE VIII
CHANGE OF CONTROL
8.1Change of Control. In the event of a Change of Control during the Award Period for an Incentive Award, the Incentive Award shall be accelerated and paid within sixty (60) days following the Change of Control. Unless otherwise determined by the Committee, any such Incentive Award shall be paid based upon achievement of the higher of actual or the Target Performance level. Notwithstanding the foregoing, if a severance plan or agreement or employment agreement in place at the time of a Change in Control provides for acceleration or different provisions for an Incentive Award, the terms of such severance plan or agreement or employment agreement shall control.
ARTICLE IX
MISCELLANEOUS
9.1No Right to Compensation or Employment. Nothing in the Plan, an Incentive Award Letter, or in any agreement or other instrument executed pursuant thereto shall be construed as conferring upon any Participant the right to receive incentive compensation or to be continued in the employ of the Company and any rights conferred by the Plan may not be transferred, sold, assigned, pledged, anticipated or otherwise disposed of other than by will or intestate laws.
9.2Amendment. The Plan may be amended at any time by the Committee and may be terminated in whole or in part at any time by the Board or the Committee. No such action may reduce the amount of any earned Incentive Award that has not yet been paid or accelerate the payment date of any earned Incentive Award.
9.3No Set-Aside. Nothing in the Plan shall obligate the Company to set aside funds to pay for the Incentive Awards determined hereunder.
9.4Withholding. The Company shall have the right to make all payments and distributions pursuant to the Plan to a Participant (or his or her beneficiary in the event of the Participant’s death), net of any applicable Federal, State and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages, Incentive Award payments, or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

9.5Section 409A. It is the intention of the Company that each Incentive Award shall be, to the maximum extent permitted, exempt from and shall not constitute a “deferred compensation plan” subject to Section 409A of the Code, and the Plan and the terms and conditions of all Incentive Awards shall be interpreted accordingly. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant or Incentive Award under Code Section 409A, and neither the Company nor the Committee, nor any member thereof, shall be liable for any tax or penalty resulting from a violation of Section 409A.
9.6Governing Law. All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the State of Delaware without regard to any of its conflict of laws principles.
9.7Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

EXHIBIT A
Sample Incentive Award Letter

[______] [__], 20__
[Name]
[Address]
[Address]

RE:    FY__ Short-Term Cash Award
Dear ______:
I am pleased to inform you that on [_______________], the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) approved your receipt of a short-term cash award (the “FY__ STI Award”) made under the Triumph Group, Inc. Executive Cash Incentive Compensation Plan (the “Plan”). All defined terms used in this award notice without definition have the meanings set forth in the Plan, a copy of which is provided with this award notice. We are also providing the prospectus related to the Plan.
The FY__ STI Award is based on the following compensation metrics:
FY__ Base Salary:                     $________

% for FY__ STI Award                    ____ % ($________)

The principal terms of the FY__ STI Award are:

Date of Grant:

Award Period for FY__ STI Award:

STI Performance Goals -

STI Performance Goal    Weighting    Threshold        Target        Maximum

[_______]
[_______]
[_______]
If performance is at Threshold, the FY__ STI Award will be paid at __% of target, if performance is at Target, the FY__ STI Award will be paid at 100% of target, and if performance is at or above Maximum, the FY__ STI Award will be paid at ___% of target. For performance between the

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Threshold, Target and Maximum performance levels, the FY__ STI Award earned will be adjusted in a linear fashion. No payout will be made with respect to a performance goal if performance is below the Threshold level. To the extent a specified performance goal is achieved at or above the Threshold level, you will receive the FY__ STI Award determined to be earned regardless of the results of performance against the other performance goals. Performance against each performance goal is evaluated separately.
You must provide services to the Company or a subsidiary through the end of the Award Period in order to be paid the FY__ STI Award, if earned.
If you have any questions about this award, please contact ____________ at Corporate ([telephone]; [email]).
Thank you for your efforts and your contribution to the success of Triumph Group, Inc.
Sincerely,

Daniel J. Crowley
President and Chief Executive Officer

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